UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2020

Medicine Man Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36868	46-5289499
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of principal executive offices)	(Zip Code)

(303) 371-0387

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2020, Medicine Man Technologies, Inc. (the “Company”) entered into an Omnibus Amendment to Asset Purchase Agreements in the form attached as Exhibit 2.1 hereto (the “Amendments”) to the several asset purchase agreements each dated June 5, 2020 (together the “Starbuds APAs”), together with SBUD, LLC, a Colorado limited liability company and wholly-owned subsidiary of the Company (the “Buyer”), and the several sellers named in Schedule 1 to the Amendments (together, the “Starbuds Entities” and together with the managing members (the “Members”) of the Starbuds Entities the “Sellers”). The Amendments revise certain material terms as originally set forth in the Starbuds APAs.

The Amendments provide that the schedule of payment to be made by the Buyer to the Members pursuant to the “Deferred Cash Payment,” as such term is originally defined in the APAs, shall instead be made on or prior to the thirty-month anniversary of the closing date (the “Closing Date”) of the transactions contemplated in the Starbuds APAs, as amended. The Amendments further provide that, in addition to the Deferred Cash Payment, the Buyer shall pay interest on the Deferred Cash Payment to the Members in accordance with their pro-rata percentage ownership of the Starbuds Entities as follows: (i) from the Closing Date to the 12-month anniversary of the Closing Date, a 4% interest rate payment shall be due on a quarterly basis, such that on each of the three, six, nine, and twelve-month anniversaries of the Closing Date, Buyer will pay an amount equal to 1% of the aggregate outstanding Deferred Cash Payment; (ii) from the 12-month anniversary of the Closing Date to the 24-month anniversary of the Closing Date, a 6% interest rate payment shall be due on a quarterly basis, such that on each of the fifteen, eighteen, twenty-one, and twenty-four-month anniversaries of the Closing Date, Buyer will pay an amount equal to 1.5% of the aggregate outstanding Deferred Cash Payment; and (iii) from the 24-month anniversary of the Closing Date through the 30-month anniversary of the Closing Date, a 8% interest rate payment shall be due on a quarterly-basis, such that on each of the twenty-four month and thirty-month anniversaries of the Closing Date, Buyer will pay an amount equal to 2% of the aggregate outstanding Deferred Cash Payment, following an lump sum payment equal to 4% of the aggregate outstanding Deferred Cash Payment. The Amendment further provides that the Security Agreement to be entered into by and among the Company, the Buyer, and the Sellers and in form attached as Exhibit A to the Starbuds APAs (the “Security Agreement”), shall be amended to subordinate the rights of the secured parties under the Security Agreement to the rights of certain potential investors or lenders, provided that the amount of funding provided by such investors or lenders shall not exceed $40,000,000 (the “Financing”). The Amendment further provides that, in lieu of an issuance of shares of the Company’s common stock, par value $0.001 per share to the Sellers as contemplated in the Starbuds APAs, the Company shall instead issue a number of shares of the Company’s Series A Preferred Stock, at a purchase price of $1,000 per share, on same terms that such shares of Series A Preferred Stock are issued to any investors or lenders in connection with the Financing.

The foregoing is merely a summary of the terms of the Amendment, and is qualified in its entirety by the full text of the Amendment filed as Exhibit 2.1 hereto.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Omnibus Amendment No. 1 to Asset Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Medicine Man Technologies, Inc.

Date: September 21, 2020	By:	/s/ Dan Pabon
Dan Pabon
General Counsel

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